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                                                                    Exhibit 99.1


                                                                      [DTS LOGO]

PRESS RELEASE

                 DTS ANNOUNCES FILING OF REGISTRATION STATEMENT
                          FOR FOLLOW-ON PUBLIC OFFERING

Agoura Hills, Calif. - October 31, 2003 - DTS (Digital Theater Systems, Inc.) (Nasdaq: DTSI) today announced that it has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission relating to a proposed follow-on public offering of 4,500,000 shares of its common stock. The offering will consist of 1,500,000 newly issued shares to be offered by the Company and 3,000,000 shares to be offered by selling stockholders. In addition, the Company has granted the underwriters an option to purchase up to an additional 675,000 shares of common stock to cover over-allotments, if any.

The lead manager of the offering is SG Cowen. William Blair & Company, Thomas Weisel Partners, and U.S. Bancorp Piper Jaffray are acting as co-managers.


A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. When available, copies of the offering prospectus may be obtained by calling the SG Cowen Prospectus Department at 631-254-7106 or contacting them at 1155 Long Island Avenue, Edgewood, New York 11717.

ABOUT DTS

DTS (Digital Theater Systems, Inc.) (Nasdaq: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as 5.1 Music Discs, DVD-Video, DVD-Audio and DVD-ROM software. Additionally, DTS is featured on more than 20,000 motion picture screens worldwide. Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the United Kingdom, Japan and China.

DTS, DTS-ES, Neo:6 and DTS Entertainment are trademarks of Digital Theater Systems, Inc.

INVESTOR RELATIONS CONTACTS:              PRESS CONTACT:
Erica Abrams or Annie Palmore             Kristin Thomson
the blueshirt group for DTS               Director of Public Relations
415-217-7722                              DTS
erica@blueshirtgroup.com                  818-706-3525
annie@blueshirtgroup.com                  kthomson@dtsonline.com

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